UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2014

MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends our Current Report on Form 8-K that was previously filed on July 28, 2014 (the “Original Filing”) solely to correct the information that was provided in Item 8.01 of the Original Filing.  The Original Filing incorrectly stated the common stock dividend record date and payment date as October 15, 2014 and November 3, 2014, respectively.   The correct common stock dividend record date and payment date are September 15, 2014 and October 1, 2014, respectively.  The Company’s press release announcing the correction is also included as Exhibit 99.1.

Item 8.01                      Other Events

On July 28, 2014, the Board of MidSouth Bancorp, Inc. announced a cash dividend was declared in the amount of nine cents ($.09) per share.  The dividend will be paid on its common stock on October 1, 2014 to shareholders of record on September 15, 2014. The Board also announced a cash dividend of 1.00% per preferred share was declared on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C. The dividend is payable on October 15, 2014 to shareholders of record on October 1, 2014.

Item 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press release dated August 1, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
(Registrant)
Date:	August 1, 2014	By:	/s/ James R. McLemore
James R. McLemore Senior Executive Vice President and Chief Financial Officer